Exhibit 99.1

CALGON CARBON PLANS TO ACQUIRE THE EUROPEAN WOOD-BASED ACTIVATED CARBON AND FILTER AID BUSINESS OF CECA,
A SUBSIDIARY OF ARKEMA GROUP, IN A TRANSACTION VALUED AT €145.5 MILLION ($160.1 MILLION)(1)

•	Creates more balanced global growth platform
•	Adds complementary wood-based activated carbon manufacturing
•	Extends geographical carbon reactivation capacity in Europe
•	Broadens product portfolio into adjacent filtration media technologies
•	Expands Company’s commercial market reach into new activated carbon end markets and geographies
•	Strengthens operations and position in Europe

PITTSBURGH, PA --(BUSINESS WIRE)-- April 14, 2016 – Calgon Carbon Corporation (NYSE: CCC) (Calgon Carbon, or the Company) announced today that it has made a binding offer to acquire the wood-based activated carbon, reactivation and mineral-based filtration media business of CECA (the Activated Carbon and Filter Aid Business, or the Business).  The transaction is valued at €145.5 million ($160.1 million)(1), which includes a cash purchase price of €137.7 million ($151.5 million)(1), and the assumption of unfunded pension liabilities.  The completion of this transaction is subject to various customary conditions and regulatory clearances, including prior consultations with certain of Arkema’s works council.
Calgon Carbon has entered into an agreement with certain subsidiaries of Arkema where it has made an irrevocable offer to purchase the assets and business, subject to the conditions stated above.  Upon completion of the required labor group consultations, Calgon Carbon expects that these certain Arkema subsidiaries will enter into a definitive asset and stock purchase agreement with Calgon Carbon for the purchase of the Activated Carbon and Filter Aid Business.
“Leveraging our brand, franchise and global distribution network, this planned acquisition would create a more balanced and diverse global platform to enhance our opportunities for long-term profitable growth,” said Randy Dearth, Calgon Carbon’s Chairman, President and Chief Executive Officer.
“With its complementary wood-based activated carbon and reactivation services businesses, similar customer base and end markets, the Activated Carbon and Filter Aid Business is a natural fit for us,” Mr. Dearth continued. “Importantly, the acquisition would also advance our expansion into stated strategic areas of focus by extending our production capabilities into adjacent filtration media – diatomaceous earth and perlites; broadening our end markets to include the pharmaceutical industry; and giving us an immediate gateway into the activated carbon market in India, one of our targeted emerging geographies.  Finally, it would significantly enhance our position in Europe where we have operations that have been solidly performing for many years.”

The Activated Carbon and Filter Aid Business
The Business has approximately 300 employees and primarily serves customers in Europe and Asia.  It consists of six operating facilities located in France and Italy, including: one facility that manufactures steam activated, chemical activated, and higher-value-add washed wood-based carbons for food, industrial and pharmaceutical market customers; one granular activated carbon reactivation and services facility that primarily serves drinking water and wastewater market customers; two diatomaceous earth manufacturing facilities that provide mineral-based filtration media for beverage, food, and industrial market applications; one perlite manufacturing facility that provides mineral-based filtration and additive media primarily for beverage and industrial market applications; and one perliting service center that provides technical field service assistance to customers using perlite products for cryogenic insulation mainly for the liquefied gases tank insulation market.
For the 12 months ended December 31, 2015, the Business generated EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately €15.2 million ($16.7 million)(1) on revenues of approximately €93.2 million ($102.5 million)(1) (unaudited and prepared on a stand-alone basis).
(1)	Using an exchange rate of €1.00 = $1.10

Transaction Highlights
The transaction, which is anticipated to close in the fourth quarter of 2016, is expected to be accretive to Calgon Carbon’s fully diluted earnings per share in 2017, excluding purchase accounting adjustments.  Calgon Carbon expects to finance the transaction through a combination of cash and debt.
Calgon Carbon intends to continue executing on several value-enhancing projects that are already in progress at the Business, including de-bottlenecking the wood-based activated carbon manufacturing facility and other operational improvement initiatives.  When combined with expected synergies, these actions are expected to improve the Business’ EBITDA by 40% or more by 2019.
Mr. Dearth concluded, “Our post-closing value creation path includes a number of actions, including completing the wood carbon manufacturing de-bottlenecking project that we believe will enhance EBITDA margins, as well as pursuing opportunities to further extend our reach into new market applications and geographies.  The talented workforce at the Activated Carbon and Filter Aid Business possesses deep operational knowledge and technical skills.  We look forward to the opportunity to work with them to achieve our shared objectives of enhancing productivity and driving profitable growth for our combined business.”

Houlihan Lokey acted as Calgon Carbon’s financial adviser and Jones Day acted as Calgon Carbon’s legal counsel for the transaction.
ANALYST CONFERENCE CALL AND WEBCAST
Calgon Carbon Chairman, President and Chief Executive Officer, Randy Dearth; Senior Vice President and Chief Financial Officer, Bob Fortwangler; Executive Vice President of Core Carbon and Services, Jim Coccagno; and Executive Vice President of Advanced Materials, Manufacturing, and Equipment, Steve Schott, will host an investor call and simultaneous webcast on April 14, 2016 at 8:30 am Eastern Time to discuss the planned transaction.
The investor call and simultaneous webcast will be accompanied by a presentation, which will be available on the Company’s website approximately 15 minutes before the start of the call.
The investor call can be accessed by dialing +1 706-758-4301.  Participants calling from within the United States may also connect to the call by dialing 1-866-393-4792.  The passcode for the call is ‘69819708’.
To view and listen to the simultaneous webcast and accompanying slide presentation, as well as access the downloadable presentation slides, go to the Calgon Carbon website at www.calgoncarbon.com, proceed to the investor home page, and click on the link to today’s webcast.
A replay of the investor call and webcast will be available shortly after the call concludes and will be available through April 28, 2016, at midnight Eastern Time.  The telephonic replay can be accessed by dialing +1 404-537-3406 or 1-800-585-8367.  The re-broadcast of the webcast can be accessed in the investor section of the Calgon Carbon website.

Pure Water.  Clean Air.  Better World.
Calgon Carbon Corporation (NYSE:CCC) is a global leader in innovative solutions, high quality products and reliable services designed to protect human health and the environment from harmful contaminants in water, and air.  As a leading manufacturer of activated carbon, with broad capabilities in ultraviolet light disinfection, the Company provides purification solutions for drinking water, wastewater, pollution abatement, and a variety of industrial and commercial manufacturing processes.
Calgon Carbon is the world’s largest producer of granular activated carbon and supplies more than 100 types of activated carbon products – in granular, powdered, pelletized and cloth form – for more than 700 distinct applications.  Headquartered in Pittsburgh, Pennsylvania, Calgon Carbon Corporation employs more than 1,100 people at 15 manufacturing, reactivation, and equipment fabrication facilities in the U.S., Asia, and in Europe, where Calgon Carbon is known as Chemviron Carbon.  The company also has more than 27 sales and service centers throughout the world.
For more information about Calgon Carbon’s leading activated carbon and ultraviolet technology solutions for municipalities and industries, visit www.calgoncarbon.com.

This news release contains historical information and forward-looking statements. Forward-looking statements typically contain words such as “expect,” “believe,” “estimate,” “anticipate,” or similar words indicating that future outcomes are uncertain. Statements looking forward in time, including statements regarding the acquisition of the Activated Carbon and Filter Aid Business, future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included herein pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein, including, without limitation, the Company’s ability to successfully complete the acquisition of the Activated Carbon and Filter Aid Business, including satisfying the various closing conditions such as the labor group consultations, and the Company’s ability to successfully integrate the Activated Carbon and Filter Aid Business and achieve the expected results of the acquisition, including any expected synergies and the expected accretion to earnings. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Some of the factors that could affect future performance of the Company are higher energy and raw material costs, costs of imports and related tariffs, labor relations, availability of capital and environmental requirements as they relate both to our operations and to our customers, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs. In the context of the forward-looking information provided in this news release, please refer to the discussions of risk factors and other information detailed in, as well as the other information contained in the Company’s most recent Annual Report.

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CONTACT:
Calgon Carbon Corporation
Investors:
Dan Crookshank, 412-787-6795
dcrookshank@calgoncarbon.com

Media:
Amanda Mushrush, 412-787-6667
amushrush@calgoncarbon.com